UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Check the appropriate box:

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☒	Definitive proxy statement.

☐	Definitive additional materials.

☐	Soliciting material pursuant to § 240.14a-11(c) of § 240.14a-12.

Antares Pharma, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ANTARES PHARMA, INC.

707 Eagleview Boulevard, Suite 414

Exton, Pennsylvania 19341

ph. (610) 458-6200

May 14, 2004

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Antares Pharma, Inc., to be held at 10:30 a.m., local time, on Tuesday, June 22, 2004, at the Helmsley Park Lane Hotel, Second Floor Ballroom, 36 Central Park South, New York, New York 10019.

The Secretary’s Notice of Annual Meeting and the Proxy Statement that appear on the following pages describe the matters scheduled to come before the meeting. At the meeting, I will report on our company’s performance during the past year, as well as other current items of interest to our shareholders. In addition, certain members of our Board of Directors and management team, as well as representatives of KPMG LLP, our independent auditors, will be available to answer your questions.

I hope you will join us at the Annual Meeting of Shareholders, but I know that every shareholder may not be able to do so. Whether or not you plan to attend, please complete and return your signed proxy card as soon as possible. If you attend the meeting, you may withdraw any proxy previously given and vote your shares in person.

On behalf of our Board of Directors and our employees, thank you for your continued support of and interest in Antares Pharma, Inc.

Sincerely,

/s/ Roger G. Harrison

Roger G. Harrison, Ph.D.
Chief Executive Officer

ANTARES PHARMA, INC.

707 Eagleview Boulevard, Suite 414

Exton, Pennsylvania 19341

ph. (610) 458-6200

NOTICE IS HEREBY GIVEN of the Annual Meeting of Shareholders of Antares Pharma, Inc., a Minnesota corporation.

Date & Time:	Tuesday, June 22, 2004, at 10:30 a.m. local time

Place:	Helmsley Park Lane Hotel
Second Floor Ballroom
36 Central Park South
New York, New York 10019

Items of Business:	1. To elect three persons to our Board of Directors.

2. To amend our 2001 Incentive Stock Option Plan for Employees to increase the number of shares authorized thereunder from 2,000,000 to 4,000,000.

3. To amend our 2001 Stock Option Plan for Non-Employee Directors and Consultants to increase the number of shares authorized thereunder from 600,000 to 1,600,000.

4. To ratify and approve the appointment of KPMG LLP as our independent auditors for our fiscal year ending December 31, 2004.

5. To transact other business that may properly come before the meeting.

Record Date:	All shareholders of record as of the close of business on Friday, April 23, 2004, will be entitled to vote at the Annual Meeting of Shareholders.

Your attention is directed to the enclosed proxy statement. Whether or not you intend to attend the Annual Meeting of Shareholders, please complete, sign and return the proxy card in the enclosed, postage prepaid and addressed envelope.

By order of the Board of Directors,

/s/ Lawrence M. Christian

Lawrence M. Christian
Secretary

May 14, 2004

PROXY STATEMENT OF

ANTARES PHARMA, INC.

707 Eagleview Boulevard, Suite 414

Exton, Pennsylvania 19341

ph. (610) 458-6200

Annual Meeting of Shareholders to be held

June 22, 2004

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Antares Pharma, Inc., to be used at our Annual Meeting of Shareholders to be held on Tuesday, June 22, 2004. This proxy statement is first being sent to shareholders on or about May 14, 2004. The Board of Directors recommends that shareholders vote in favor of Items 1, 2, 3 and 4. Each shareholder who signs and returns a proxy card in the form enclosed with this proxy statement may revoke the same at any time prior to use by giving notice of such revocation to us in writing prior to the meeting or in person at the Annual Meeting of Shareholders. Unless so revoked, the shares represented by such proxy will be voted at the Annual Meeting of Shareholders and at any adjournment thereof in the manner specified. Presence at the meeting of a shareholder who has signed a proxy does not alone revoke the proxy. If no direction is made, the proxy will be voted in favor of Items 1, 2, 3 and 4, each of which are discussed below. Only shareholders of record at the close of business on Friday, April 23, 2004, will be entitled to vote at the Annual Meeting of Shareholders or any adjournment thereof. As of that date, there were 37,943,796 shares of our common stock issued and outstanding.

Each item of business to be presented at the Annual Meeting of Shareholders must be approved by the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote on that item of business. Votes cast by proxy or in person at the Annual Meeting of Shareholders will be tabulated by the election inspector appointed for the meeting, and such inspector will determine whether a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders for a vote, but as unvoted for purposes of determining the approval of the matter from which the shareholder abstains. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter.

ELECTION OF DIRECTORS

(Item 1 on proxy card)

Our Amended and Restated Bylaws provide that the number of directors that constitute our Board of Directors shall be fixed from time to time by the Board of Directors and that directors shall be divided into three classes of as nearly equal size as possible. Our Board of Directors has set the number of directors at seven. The members of each class are elected to serve a three-year term, and the terms of each class are staggered. The terms of Dr. Jacques Gonella, Thomas Garrity and Dr. Rajesh Shrotriya will expire at the 2004 Annual Meeting of Shareholders; the terms of James Clark and Dr. Philippe Dro will expire at the 2005 Annual Meeting of Shareholders; and the terms of Dr. Roger G. Harrison and Anton Gueth will expire at the 2006 Annual Meeting of Shareholders. Our Board of Directors nominates the three persons named below for election as directors. Our Board of Directors recommends a vote FOR the election of all of the nominees.

The accompanying proxy will be voted in favor of the election of the following nominees as directors, unless the shareholder giving the proxy indicates to the contrary on the proxy. All nominees have agreed to stand for election at the Annual Meeting of Shareholders. If any nominee is not available as a candidate for director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by our Board of Directors to fill such vacancy, unless the shareholder giving the proxy indicates to the contrary on the proxy.

The affirmative vote of the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote on the election of directors and present, in person or by proxy, at the Annual Meeting of Shareholders is required to elect each of the three nominees named below.

Nominees to be elected at the 2004 Annual Meeting of Shareholders and to serve until the

2007 Annual Meeting of Shareholders

Dr. Jacques Gonella	Age 62

Dr. Gonella has served as the Chairman of our Board of Directors since January 2001. He is the founder of Permatec and served as the Chairman of the Board of Directors of Permatec since its founding in June 1997. Prior to founding Permatec, Dr. Gonella founded JAGO Pharma AG in 1983 and served as its President and Chief Executive Officer until its acquisition in May 1996 by SkyePharma, a United Kingdom company listed on the London Stock Exchange. Prior to the founding of JAGO, Dr. Gonella occupied various positions with F. Hoffman-La Roche Ltd. and Pfizer Inc. between 1968 and 1979. Dr. Gonella currently also sits on the boards of directors of several private pharmaceutical companies and pharmaceutical investment funds. He holds a doctorate in analytical chemistry from the Polytechnic Institute of Lausanne, Switzerland.

Thomas J. Garrity	Age 54

Mr. Garrity joined the Board of Directors in October 2003 and serves as Chairman of our Audit Committee and a member of our Compensation Committee. He was Executive Vice President and Chief Financial Officer for PCS Health Systems, a provider of managed pharmaceutical care, from 1994 to 2000. He played a key role during its subsequent integration with Advance Paradigm, Inc. and became Executive Vice President of Financial Operations for the resultant entity, AdvancePCS, a provider of health improvement solutions. Prior to that, Mr. Garrity held various positions at Eli Lilly and Company, including Director of Public Policy Planning and Development; Director of Corporate Financial Planning; and other international, marketing and financial positions. Mr. Garrity holds an S.B. degree from the Massachusetts Institute of Technology in aerospace engineering and an MBA in finance from the University of Chicago. He is currently a private investor and business consultant.

Dr. Rajesh Shrotriya	Age 59

Dr. Shrotriya was appointed to fill a vacancy on our Board of Directors on April 13, 2004. Dr. Shrotriya is the Chairman, Chief Executive Officer and President of Spectrum Pharmaceuticals, Inc., a specialty pharmaceutical company focused on the in-licensing, clinical development and commercialization of oncology and generic drugs. In September 2000, Dr. Shrotriya joined NeoTherapeutics, Inc., as President and Chief Operating Officer, and in August 2002, he was appointed Chief Executive Officer. In this capacity, he spearheaded major changes in business strategy and coordinated the structural reorganization of NeoTherapeutics, culminating in the formation of Spectrum Pharmaceuticals, Inc. Prior to that, Dr. Shrotriya was Executive Vice President and Chief Scientific Officer for SuperGen, Inc., and Vice President, Medical Affairs and Vice President, Chief Medical Officer of MGI Pharma, Inc. For 18 years he held various positions at Bristol-Myers Squibb Company, the most recent being Executive Director Worldwide CNS Clinical Research. Dr. Shrotriya has also held various positions at Hoechst Pharmaceuticals and was an attending physician and held a courtesy appointment at St. Joseph Hospital in Stamford, Connecticut. Dr. Shrotriya received a Bachelor of Medicine and Bachelor of Surgery degree at the Armed Forces Medical College in Poona, India; a post-graduate diploma in Chest Diseases from Delhi University; and a post-graduate M.D. degree from the Grant Medical College in Bombay, India. He also received a certificate for Advanced Biomedical Research Management from Harvard University.

Directors Whose Terms Continue Until the 2005 Annual Meeting of Shareholders

James L. Clark	Age 56

Mr. Clark joined our Board of Directors in March 2001 and serves as Chairman of our Compensation Committee and a member of our Audit Committee. Mr. Clark is the principal officer of Pharma Delivery Systems, which he founded in 1991. Pharma Delivery Systems is a drug delivery consultancy group that identifies and develops drug delivery technologies for use by multinational pharmaceutical companies. He is also a consultant to the pharmaceutical industry in the areas of drug delivery and business development and serves as an advisor to the board of directors of Lohmann Therapy-Systems. He earned degrees in chemistry and marketing from St. Joseph’s University in Philadelphia and has held senior management positions in the areas of medical devices, wound care and drug delivery.

Dr. Philippe Dro	Age 41

Dr. Dro joined the Board of Directors in January 2001 and is a member of the Audit Committee. From November 2000 to November 2003, he was Chief Financial Officer and Head of Business Development for Axovan Limited, a Swiss drug discovery biotechnology company, recently acquired by Actelion. Dr. Dro served as the President and Chief Operating Officer of Permatec from January 2000 through October 2000. From June 1997 to January 2000, Dr. Dro was the Executive Director of Permatec, and from March 1995 to June 1997, he served as Executive Director of JAGO Pharma. Prior to that time, he held various finance and controller positions at Sandoz Corporation in Basel, Switzerland, and positions in the production and development areas at Ethypharm Corporation in France and India. He received a doctorate in Pharmacy from the School of Pharmacy of the University of Grenoble, France, and holds an MBA from the Cranfield School of Management in the United Kingdom.

Directors Whose Terms Continue Until the 2006 Annual Meeting of Shareholders

Dr. Roger G. Harrison	Age 56

Dr. Harrison joined us as Chief Executive Officer and a member of our Board of Directors in March 2001. Since 1984, Dr. Harrison held various positions at Eli Lilly and Company. His most recent role there was Director of Alliance Management from May 1999 until March 2001. Other positions he held at Lilly include Global Product Team Leader and Director, Development Projects Management and Technology Development and Planning. Dr. Harrison earned a Ph.D. in organic chemistry and a B.Sc. in chemistry from Leeds University in the United Kingdom and conducted postdoctoral research work at Zurich University in Switzerland.

Anton Gueth	Age 47

Mr. Gueth joined our Board of Directors in October 2003 and is a member of our Compensation Committee. His career includes nearly 19 years with Eli Lilly and Company, most recently as Director of Alliance Management. He also served as General Manager of Lilly’s African and Middle Eastern operations; Vice President of Financial Planning and Treasury of PCS Health Systems; Managing Director of Lilly’s Saudi Arabia, Gulf and Yemen operations, as well as other sales, marketing and financial positions. Mr. Gueth earned a Masters Degree in agricultural economics from the Justus Liebig University in Giessen, Germany, as well as a Masters Degree in public affairs from Indiana University. Mr. Gueth is currently an independent consultant focusing on business development and alliance management in the pharmaceutical industry.

Meetings and Committees of our Board

Our Board of Directors met 18 times during 2003 and acted by written action five times during the same time period. Our Board of Directors has an Audit Committee, an Options Committee and a Compensation Committee. During 2003, each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which he served, with the exception of Dr. Dro, who attended 72% of the meetings. Professor Conte, Jacques Rejeange, John Gogol and Franklin Pass, M.D., each resigned from the Board during 2003. John Gogol and Dr. Pass attended at least 75% of the meetings prior to their resignations, while Professor Conte and Mr. Rejeange did not attend 75% of the meetings prior to their resignations. Our directors are invited, but are not required, to attend our Annual Meetings of Shareholders. Last year all of our directors attended the Annual Meeting of Shareholders.

The Audit Committee consisted of Mr. Clark, Dr. Dro and Mr. Rejeange until Mr. Rejeange resigned from the Board of Directors in March 2003. In October 2003, Mr. Garrity joined the Audit Committee and was appointed Chairman on January 1, 2004. The Audit Committee met three times during 2003. The Audit Committee reviews the results and scope of the audit and other services provided by our independent auditors, as well as our accounting principles and systems of internal controls, and reports the results of its review to or holds concurrent meetings with the full Board of Directors. Our Board of Directors has determined that Mr. Garrity meets the requirements of a financial expert, as that term is defined in Item 401 of Regulation S-K under the Securities Act of 1933, as amended. Additionally, our Board has determined that Mr. Garrity is independent, as defined in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and that each of the members of our Audit Committee is “independent” within the meaning of the Marketplace Rules of the National Association of Securities Dealers.

The Options Committee consisted of Mr. Clark and Dr. Dro. The Options Committee did not hold any meetings during 2003. On January 1, 2004, the duties and responsibilities of the Options Committee were assumed by the Compensation Committee.

The Compensation Committee, consisting of Mr. Clark and Dr. Harrison during 2003, met informally during the year with compensation actions being considered by the full Board. The Compensation Committee makes recommendations concerning executive salaries and incentive compensation for employees and administers the 1993 Stock Option Plan. Our Board of Directors as a whole administers our 1996 Incentive and Stock Option Plan, our 2001 Incentive Stock Option Plan for Employees, our 1998 Stock Option Plan for Non-Employee Directors and our 2001 Stock Option Plan for Non-Employee Directors and Consultants. On January 1, 2004, the composition of the Compensation Committee changed to Mr. Garrity, Mr. Gueth and Mr. Clark, with Mr. Clark acting as Chairman.

Our Board does not have a standing nominating committee. Our Board of Directors has determined that the Board as a whole will be responsible for approving candidates for Board membership. Our Board has not adopted minimum qualifications for director candidates. Instead, in evaluating potential director candidates, the Board takes into account a wide variety of factors including each candidate’s suitability, professional qualifications and expertise in relation to the composition and performance of the Board as a whole. We do not have any arrangements with third parties to identify potential director candidates.

Communicating with Our Board of Directors

You may communicate in writing with any or all of our directors via U.S. mail addressed to Antares Pharma, Inc., c/o Corporate Secretary, 707 Eagleview Boulevard, Suite 414, Exton, Pennsylvania 19341. Our Secretary will review and summarize all communications received for the purpose of expediting director review of matters communicated and will forward correspondence directly to the directors as appropriate.

Compensation of Directors

We have not in the past paid directors’ fees. All directors are reimbursed for expenses actually incurred in attending meetings of the Board of Directors and its committees. In the past, the Board of Directors made annual discretionary grants of options to purchase shares of our common stock under certain of our option plans to certain members of the Board of Directors. The size of these grants has varied from year to year. In accordance with the Directors’ Plan in place prior to September 4, 2003, when the Directors’ Plan was modified, eligible non-employee directors received an automatic grant of an option to purchase 5,000 shares of common stock as of the first business day of each calendar year. The Directors’ Plan also provided for an initial option grant of 15,000 shares of Common Stock on the day each director was first elected to the Board of Directors. Under the modified Directors’ Plan, non-employee directors receive an annual option grant to purchase 15,000 shares of common stock and additional annual option grants to purchase 5,000, 2,000 and 1,000 shares of common stock for the Board Chairman, Audit Committee Chairman and other committee members, respectively. The directors also receive option grants for the purchase of 500, 1,000 or 2,000 shares of common stock for each meeting attended, depending on the type of meeting held. New directors receive an initial grant of 15,000 shares of the Company’s common stock on the day they are elected and/or appointed to the Board of Directors.

Compensation Committee Interlocks and Insider Participation

Dr. Harrison was our Chief Executive Officer and President during 2003 and served on the Compensation Committee. No member of the Compensation Committee had, during the 2003 fiscal year, any relationship or transaction with us that is required to be reported under Item 402(j) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

REPORT ON EXECUTIVE COMPENSATION

Overview

The Compensation Committee is responsible for establishing compensation policies for all of our executive officers, including the four most highly compensated executive officers named in the accompanying tables (the “Named Executives Officers”). The members of the Compensation Committee during 2003 were James Clark and Dr. Roger Harrison. On January 1, 2004, the composition of the Compensation Committee changed to Mr. Clark, Mr. Garrity, and Mr. Gueth, with Mr. Clark as Chairman.

The objectives of our executive compensation program include the following:

1.	to attract and retain superior talent and reward individual performance;

2.	to support the achievement of our financial and strategic goals; and

3.	through stock based compensation, to align the executive officers’ interests with those of our shareholders.

The following report addresses our executive compensation policies and discusses factors considered by the Compensation Committee in determining the compensation of our Chief Executive Officer and President and other executive officers for the year ended December 31, 2003.

Compensation Policies for Executive Officers

The Compensation Committee’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with our annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist in attracting and retaining qualified executives. To that end, the Compensation Committee may establish certain parameters of corporate performance that must be met before the discretionary features, if any, of its executive compensation plans apply. These discretionary features include stock option grants and performance bonuses.

Absent the discretionary features, our executive officers are paid base salaries that are subject to annual cost-of-living increases, along with periodic adjustments to make such salaries competitive with other similar-sized companies in the drug delivery industry. Our executive officers are also given the opportunity to participate in certain other broad-based employee benefit plans. As a result of our emphasis on tying executive compensation to corporate performance, in any particular year our executives may be paid more or less than the executives of other companies in the drug delivery industry. Our use of stock option grants as a key component of its executive compensation plans reflects the Compensation Committee’s position that stock ownership by management and stock-based compensation arrangements are beneficial in aligning management’s and shareholders’ interests to enhance shareholder value.

Bonuses

Cash bonuses, if approved by the Compensation Committee, are used to reward executive officers for achievement of financial and technical milestones, as well as for individual performance. No bonuses were awarded during 2003.

Stock Options

Stock options awarded under our 1993, 1996 and 2001 Plans are intended as incentive compensation and have historically been granted annually to officers, other key employees and consultants based on our financial performance and achievement of technical and regulatory milestones. The 2000 annual stock option grant totaling 160,000 and 90,000 shares with a grant date of March 22, 2001, was granted to five executive officers and 40 employees, respectively. The 2001 annual stock option grant totaling 35,625 and 52,052 shares with a grant date of February 1, 2002, was granted to four executive officers and 52 employees, respectively. On September 17, 2003, we granted stock options totaling 375,000 and 808,750 shares to three executive officers and 27 employees, respectively. All grants are made to provide ongoing incentives to our consultants, outside directors and employees.

Chief Executive Officer’s Compensation

Compensation for Dr. Roger Harrison during 2003, as reflected in the Summary Compensation Table below, consisted of base compensation and certain employee benefits. Dr. Harrison’s base compensation for 2003 was $275,000.

At this time the Committee has no formal long-range written plan for CEO compensation separate and apart from his employment agreement, which is discussed below.

James Clark

Anton Gueth

Thomas Garrity

Members of the Compensation Committee

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning beneficial ownership of our common stock as of May 14, 2004, with respect to (i) all persons known to be the beneficial owners of more than 5% of the outstanding shares of such stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all directors and executive officers as a group.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Outstanding Shares	Outstanding Options & Warrants (2)
XMark Funds (3)	5,121,243	12.9%	1,800,000
SDS Funds (4)	3,452,100	8.9%	750,000
North Sound Funds (5)	3,083,333	7.9%	1,083,333
Perceptive Life Sciences Master Fund, Ltd. (6)	3,600,000	9.3%	900,000
Atlas Equity I, Ltd. (7)	2,000,000	5.2%	500,000
Dr. Jacques Gonella (8) (9)	9,967,497	26.3%	4,253,976
Permatec Holding AG (8) (10)	2,900,000	7.7%	—
Dr. Roger Harrison (9)	107,819	*	5,625
James Clark (9)	60,333	*	60,583
Dr. Philippe Dro (9)	52,500	*	75,000
Thomas Garrity (9)	48,333	*	36,583
Anton Gueth (9)	51,333	*	33,083
Lawrence Christian (9)	191,569	*	200,167
Dr. Dario Carrara (9)	106,275	*	192,500
Dr. Peter Sadowski (9)	139,198	*	225,423
All directors and executive officers as a group (9 persons) (8)	13,624,857	35.5%	5,083,140

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 15, 2004, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of Common Stock indicated.

(2)	Shares of Antares Common Stock issuable upon the exercise of outstanding options and warrants.

(3)	XMark Funds includes XMark Fund, L.P. at 152 W 57th St., 21st Floor, New York, NY 10019 and XMark Fund, Ltd. at Walkers, Walker House, P.O. Box 265 GT, Mary Street, Georgetown, Grand Cayman, Cayman Islands.

(4)	SDS Funds includes SDS Merchant Fund, LP and SDS Capital Group SPC, Ltd., both at 53 Forest Avenue, 2nd Floor, Old Greenwich, CT 06870.

(5)	North Sound Funds includes North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC and North Sound Legacy International LTD, each with an address of 53 Forest Avenue, Suite 202, Old Greenwich, CT 06870.

(6)	The address for Perceptive Life Sciences Master Fund, Ltd. is 5437 Connecticut Ave., NW Suite 100, Washington, DC 20015.

(7)	The address for Atlas Equity I, Ltd. is c/o BAM. L.P., 181 W. Madison, Suite 3600, Chicago, IL 60602.

(8)	Dr. Jacques Gonella owns controlling interest in Permatec Holding AG and, therefore, exercises voting and investment control for the entity.

(9)	The director’s or officer’s address is 707 Eagleview Boulevard, Suite 414, Exton, PA 19341.

(10)	The address of Permatec Holding AG is Hauptstrasse 16, 4132 Muttenz, Switzerland.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements with Executive Officers

We have written employment agreements with Dr. Roger G. Harrison, Lawrence Christian and Dr. Dario Carrara. The employment agreement with Dr. Peter Sadowski expired on December 31, 2002, and he has been continuing employment without a contract since that time.

Employment Agreement with Dr. Harrison. Roger G. Harrison, Ph.D., was appointed to the position of Chief Executive Officer of Antares Pharma, Inc., effective March 12, 2001. The terms of the employment agreement with Dr. Harrison include an annual salary of $275,000 and up to 216,000 restricted shares of common stock that may be granted after the achievement of certain time-based and performance-based milestones.

Employment Agreement with Lawrence Christian. Mr. Christian entered into an employment agreement with us as of December 22, 1999, with an updated agreement as of May 1, 2000. The employment agreement provided for a base salary of $102,000 until May 1, 2000, and $124,000 thereafter. Mr. Christian’s salary has subsequently been adjusted to $145,600. Upon the 2001 closing of our transaction with Permatec, we paid Mr. Christian a bonus of $17,000 and granted him an option to purchase 20,000 shares of Antares Pharma common stock. The employment agreement also contains provisions regarding participation in benefit plans, repayment of expenses, participation as a director or consultant to other companies (which is permitted provided that such participation does not materially detract from his obligations to us or otherwise violate the terms of the employment agreement), protection of confidential information and ownership of intellectual property. In addition, the employment agreement contains a covenant not to compete and a covenant with respect to nonsolicitation and noninterference with customers, suppliers or employees. Mr. Christian’s agreement is for 365 days continuing each day on a rolling 365-day basis.

Employment Agreement with Dr. Dario Carrara. Dr. Carrara entered into an employment agreement with Permatec on May 31, 2000. We assumed all employment obligations of Permatec upon the 2001 closing of our transaction with Permatec as of January 31, 2001. Dr. Carrara is a citizen of Argentina and, accordingly, is considered a foreign service employee for Swiss employment purposes. The employment agreement provides for a 2000 base salary of $102,415, bonuses at the discretion of the Board of Directors, participation in stock option programs as may be available, an expense account allowance of $482 per month, two family trips per year to his home country, private school cost for his children up to $15,062 per year, family housing cost in Switzerland up to $21,689 per year and family local language lessons up to $6,025 during the first twelve months. Dr. Carrara’s salary was subsequently adjusted to 222,000 Swiss Francs, or approximately $179,000 using the exchange rate at December 31, 2003, of 1.238. The agreement is for an indeterminate period of time and either party may terminate the agreement by providing written notice three months in advance of termination.

Other Related Transactions

Effective February 1, 2001, we entered into a consulting agreement with JG Consulting AG, a company owned by our largest single shareholder, Dr. Jacques Gonella. In 2003 we recognized expense of $186,000 in connection with this agreement, and had liabilities to JG Consulting AG at December 31, 2003 of $162,595. This agreement was terminated on December 31, 2003.

During 2003 we recognized expense of $26,500 for consulting services provided by John Gogol, a member of our Board of Directors prior to his resignation.

We received $1,000,000 on March 12, 2002, and $1,000,000 on April 24, 2002, from our largest single shareholder, Dr. Jacques Gonella, under a Term Note agreement dated February 20, 2002. The Term Note agreement allowed for total advances to us of $2,000,000 and was interest bearing at the three-month Euribor Rate as of the date of each advance, plus 5%. The principal of $2,000,000 and accrued interest of $36,550 was converted into 509,137 shares of common stock on June 10, 2002, at $4.00 per share. In addition, we borrowed from our largest single shareholder $300,000, $200,000 and $200,000 in June, September and December of 2002, respectively, to be repaid in July, September and December of 2003, respectively, with interest at the three-month Euribor Rate as of the date of the advance, plus 5%. During 2003 we borrowed from Dr Gonella an additional $1,600,000 under various Term Note agreements. The loans were due in December 2003 with interest at the three-month Euribor Rate as of the dates of the loans, plus 5%. Dr. Gonella was also issued warrants for the purchase of 2,400,000 shares of our common stock at an exercise price of $0.55 per share in connection with the loans. On September 12, 2003, the total of all Term Note agreements, which included principal of $2,300,000 and accrued interest of $98,635, was converted into 2,398,635 shares of common stock. In connection with this conversion, the shareholder was issued warrants for the purchase of 1,798,976 shares of our common stock at an exercise price of $1.25 per share.

In February 2003 we restructured our 10% convertible debentures replacing them with 8% convertible debentures. In this transaction, debenture holders Xmark Fund, Ltd., Xmark Fund, L.P. (together “XMark”) and SDS Merchant Fund, LP, received warrants to purchase a total of 2,932,500 shares of our common stock. In July 2003 we received aggregate proceeds of $4,000,000 in two separate private placements of our common stock. We issued 4,000,000 shares of our common stock at a price of $1.00 per share and warrants to purchase 3,000,000 shares of common stock at an exercise price of $1.25 per share. XMark, North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC and North Sound Legacy International LTD. (together “North Sound”) and SDS Merchant Fund, LP, each purchased 1,000,000 shares of our common stock along with warrants to purchase 750,000 shares of common stock in these private placements. On September 12, 2003, XMark and SDS Merchant Fund, LP, holders of our 8% Senior Secured Convertible Debentures and Amended and Restated 8% Senior Secured Convertible Debentures (collectively, the “Debentures”), exchanged the outstanding $1,218,743 aggregate principal and accrued interest of the Debentures for 243,749 shares of our Series D Convertible Preferred Stock (the “Series D Preferred”). Each share of Series D Preferred is currently convertible into ten shares of our common stock, resulting in an aggregate of 2,437,490 shares of common stock issuable upon conversion of the Series D Preferred. In a February 2004 private placement of our common stock, SDS Capital Group SPC purchased 750,000 shares of our common stock along with warrants to purchase 250,000 shares of our common stock at an exercise price of $1.25 per share. North Sound also participated in the February 2004 private placement, purchasing 1,000,000 shares of our common stock along with warrants to purchase 333,333 shares of our common stock at an exercise price of $1.25. As a result of these and previous transactions, the SDS entities together, XMark and North Sound each became beneficial owners of more than 5% of our common stock.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning compensation paid or accrued by us (or Medi-Ject, our predecessor, prior to January 31, 2001) to or on behalf of the Chief Executive Officer and the four other most highly compensated executive officers (the “Named Executive Officers”) as of the year ended December 31, 2003, for services in all capacities, as well as compensation earned by such persons for the previous two fiscal years (if the person was an executive officer during any part of such fiscal year):

SUMMARY COMPENSATION TABLE

			Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year		Salary ($)		Bonus ($)	Other Annual Compensation ($)(1)	Stock Options (#)	Restricted Stock ($)
Dr. Roger Harrison,	2003		275,000		—	18,000	—	—
Chief Executive Officer	2002		275,000		—	18,000	5,625	155,000
and President	2001		221,939	(2)	—	14,250	—	186,000

Lawrence Christian,	2003		145,600		—	—	125,000	—
Chief Financial Officer, Secretary,	2002		145,600		—	—	7,500	—
and Vice President, Finance	2001		140,655		17,000	—	20,000	—

Dr. Dario Carrara, Managing	2003	(4)	179,000		—	124,000	125,000	—
Director-Formulations Group	2002	(4)	160,500		—	100,100	7,500	—
	2001	(3)(4)	123,456		9,037	57,157	60,000	—

Dr.Peter Sadowski, Chief	2003		156,000		—	5,400	125,000	—
Technology Officer and	2002		156,000		—	5,400	7,500	—
Vice President, Devices Group	2001		150,000		17,000	5,400	50,000	—

(1)	Represents auto allowance payments and foreign employee allowances for Dr. Carrara including housing, tuition for dependents and home country travel expenses.

(2)	Represents salary paid from employment date of March 12, 2001.

(3)	Represents compensation information from February 1, 2001, the date of the business combination.

(4)	Compensation for Dr. Carrara was in Swiss Francs converted to U.S. dollars at the Swiss Francs per U.S. dollar exchange rates of 1.6598, 1.3833 and 1.238 at December 31, 2001, 2002 and 2003, respectively.

Dr. Jacques Gonella, the Chairman of our Board of Directors and our largest single shareholder, receives 15,000 stock options annually, as do each of our directors. Dr. Gonella also receives an annual grant of 5,000 stock options for his service as Chairman of the Board. Effective February 1, 2001, we entered into a consulting agreement with JG Consulting AG, a company solely owned by Dr. Gonella. Under this agreement, we paid a monthly fee of $15,500 to JG Consulting AG. This agreement was terminated on December 31, 2003.

STOCK OPTIONS

Option Grants During 2003

The table below sets forth individual grants of stock options made to the Named Executive Officers during the year ended December 31, 2003.

	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted to Employees During the Year(%)	Exercise Price or Base Price/sh. ($)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name					5%($)	10%($)
Lawrence Christian(2)	125,000	10.6	1.77	09/16/13	139,000	352,500
Dr. Dario Carrara(2)	125,000	10.6	1.77	09/16/13	139,000	352,500
Dr. Peter Sadowski(2)	125,000	10.6	1.77	09/16/13	139,000	352,500

(1)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices.

(2)	Incentive stock option granted pursuant to our 2001 Stock Option Plan on September 17, 2003. These options vest in three equal installments on September 17 of each of 2003, 2004 and 2005.

Aggregated Option Exercises in 2003 and Year End Option Values

The following table provides information concerning stock option exercises and the value of unexercised options at December 31, 2003, for the Named Executive Officers:

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Year End(#)		Value of Unexercised In-The -Money Options at Year End($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Dr. Roger Harrison	0	0	1,856	3,769	—	—
Lawrence Christian	0	0	84,125	99,375	—	—
Dr. Dario Carrara	0	0	83,925	108,575	—	—
Dr. Peter Sadowski	0	0	107,548	117,875	—	—

Performance Graph

The graph below provides an indication of cumulative total shareholder returns (“Total Return”) for our company as compared with the Nasdaq Composite Index and the Nasdaq Biotechnology Stocks weighted by market value at each measurement point. The graph covers the period beginning December 31, 1998, through December 31, 2003. The graph assumes $100 was invested in each of our company’s common stock, the Nasdaq Composite Index and the Nasdaq Biotechnology Stock Index on December 31, 1998 (based upon the closing price of each). Total Return assumes reinvestment of dividends.

	December 31, 1998	December 31, 1999	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003
Antares Pharma	$100.00	$78.95	$228.42	$194.74	$22.11	$54.21
Nasdaq Composite Index	100.00	185.59	112.67	88.95	60.91	91.37
Biotechnology Stocks	100.00	201.64	248.00	207.81	113.62	165.59

PROPOSAL TO AMEND THE 2001 INCENTIVE

STOCK OPTION PLAN FOR EMPLOYEES

(Item 2 on proxy card)

Our 2001 Incentive Stock Option Plan for Employees was adopted by our Board of Directors and approved by our shareholders on June 7, 2001, and 2,000,000 shares of common stock are reserved for issuance. Our Board of Directors has adopted, subject to shareholder approval, an amendment to the 2001 Incentive Plan to increase the number of shares authorized for issuance thereunder from 2,000,000 shares to 4,000,000 shares, an increase of 2,000,000 shares. A copy of the 2001 Incentive Plan, incorporating all amendments made to date, including the amendment being submitted for shareholder approval, is attached as Exhibit A. As of May 14, 2004, there were 521,848 shares of common stock available for future option grants purchases under the 2001 Incentive Plan.

The increase in the number of authorized shares under the 2001 Incentive Plan is necessary to enable us to continue to issue options to employees. The shareholders are being asked to approve this amendment to the 2001 Incentive Plan at the Annual Meeting of Shareholders.

The Board of Directors believes that stock option grants under the 2001 Incentive Plan are an important element in attracting and retaining highly skilled and qualified employees and, furthermore, that stock option grants are highly effective in aligning the interests of employees with those of the shareholders. Therefore, the Board of Directors believes that it is desirable to approve the authorization of additional shares under the 2001 Incentive Plan.

Purpose

The purpose of the 2001 Incentive Plan is to promote the interests of our company and our shareholders by aiding us in attracting and retaining employees capable of contributing to the growth and success of our company, and by offering such employees an opportunity to acquire a proprietary interest in our company, thereby providing them with incentives to put forth maximum efforts for the success of our business and aligning the interests of such employees with those of our shareholders. Awards to be granted under the 2001 Incentive Plan are dependent upon performance and are not currently determinable. The following is a description of the material terms and conditions of the 2001 Incentive Plan.

Eligibility and Administration

The 2001 Incentive Plan is administered by the Board of Directors. A total of 600,000 shares of Common Stock were initially available and reserved for issuance upon the exercise of options granted under the 2001 Incentive Plan. On October 31, 2003, our shareholders approved an amendment to the 2001 Incentive Plan increasing the authorized shares to 2,000,000. All employees of our company or any subsidiary of our company are eligible to receive awards under the 2001 Incentive Plan. We currently have 29 employees. Awards under the 2001 Incentive Plan will be in the form of qualified stock options and may not have a term greater than ten years (except for those awards issued to our Swiss employees, which have a term of 11 years and are not considered qualified options under the United States tax code).

The Board of Directors has the power to interpret and administer the 2001 Incentive Plan and establish rules under the 2001 Incentive Plan. The exercise price of awards granted will be equal to the market closing price on the day of the grant. The market closing price on April 23, 2004, the record date for this Annual Meeting of Shareholders proxy statement, was $1.29. Under the 2001 Incentive Plan, participants exercising options may surrender shares of our common stock (previously owned by the participant) to us in payment of the exercise price thereunder. In the event any dividend, distribution, recapitalization, stock split, merger, consolidation or other event occurs that affects the options granted under the 2001 Incentive Plan, the Board of Directors may make such adjustments to awards under the 2001 Incentive Plan as it deems necessary to preserve the benefits intended under the 2001 Incentive Plan and such awards. Awards granted under the 2001 Incentive Plan are not transferable.

Termination

The 2001 Incentive Plan will expire on March 22, 2011, unless terminated earlier by the Board of Directors. No option may be granted after such termination, but termination of the 2001 Incentive Plan may not, without the consent of the optionee, alter or impair any rights or obligations under any option previously granted.

Federal Tax Considerations

The following is a summary of the principal United States of America federal income tax consequences generally applicable to options granted under the 2001 Incentive Plan:

Incentive Stock Options. No taxable income to a recipient will be realized, and we will not be entitled to any related deduction, at the time any incentive stock option is granted under the 2001 Incentive Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option, and we will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss. We will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by the recipient before the expiration of the statutory holding periods (a disqualifying disposition), the recipient will be considered to have realized compensation, taxed as ordinary income in the year of disposition, in an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. We will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequences of such disqualifying disposition will be as described above.

The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-qualified stock option, the tax consequences of which are discussed below.

Non-qualified Stock Options. No taxable income to a recipient will be realized, and we will not be entitled to any related deduction, at the time any non-qualified stock option is granted under the 2001 Incentive Plan. Generally, at the time shares are transferred to the recipient pursuant to the exercise of a non-qualified stock option, the recipient will realize ordinary income, and we will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be treated as a capital gain or loss.

Equity Compensation Plan Information

The following table provides information as of December 31, 2003, with respect to compensation plans under which our equity securities are authorized for issuance to employees or non-employees in exchange for consideration in the form of goods or services.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (c)
Equity compensation plans approved by security holders	3,134,188	$2.44	992,552
Equity compensation plans not approved by security holders	—	—	—

Total	3,134,188	$2.44	992,552

In 2002 we entered into an agreement with a public relations representative for a term of six months, ending April 15, 2003, under which we must issue either 5,000 or 10,000 restricted shares per month, depending upon our share price. The agreement has been extended by mutual consent and we are currently issuing 5,000 restricted shares per month as compensation. We issued 90,000 shares of our common stock under this agreement in 2003.

In 2002 we entered into an equity advisor agreement. Pursuant to the agreement, we issued $10,000 worth of restricted shares of our common stock per month based on the market price of the shares on the 17th of each month, which was done for the first time in December 2002. We also issued 100,000 restricted shares of our common stock in January 2003 in connection with execution of the agreement. We issued an aggregate of 132,266 shares of common stock in 2003 under this agreement, which was terminated in September 2003.

In January 2003 we entered into an advisory agreement for a period of three months, with automatic renewal periods of three months each. We issued 50,000 shares of our common stock under this agreement, along with warrants to purchase 300,000, 250,000 and 250,000 shares of our common stock at exercise prices of $0.55, $1.60 and $1.82, respectively.

In April 2003 we entered into a marketing agreement for a period of 30 days, issuing 27,000 shares of our common stock. In July 2003 we entered into a marketing agreement with the same company for a term of three months. Under this agreement we issued 150,000 shares of our common stock and warrants to purchase 50,000, 25,000 and 25,000 shares of its common stock at exercise prices of $1.50, $2.00 and $2.50, respectively.

In May 2003 we entered into a consulting agreement for public and investor relations services for a period of six months. Under this agreement, in 2003, we issued an aggregate of 235,000 shares of our common stock and warrants to purchase 100,000 shares of our common stock at an exercise price of $1.00.

In June 2003, we entered into an equity advisor agreement (which agreement was amended in August 2003) pursuant to which we issued, on July 17, 2003, a warrant to purchase 100,000 shares of our common stock at an exercise price of $1.00 per share. The warrant was issued as compensation in connection with our July 17, 2003, private placement.

In July 2003 we entered into an agreement for general corporate financial and advisory services and issued warrants for the purchase of 50,000 shares of our common stock at an exercise price of $1.29.

Board Recommendation and Voting Requirements

Our Board recommends a vote FOR approval of the amendment to the 2001 Incentive plan. Provided a quorum is present, the affirmative vote of holders of a majority of the voting power of the outstanding shares of common stock entitled to vote on this item and present, in person or by proxy, at the annual meeting is required for approval of the amendment to increase the number of shares of common stock reserved for issuance under the 2001 Incentive Plan by 2,000,000 shares. Proxies solicited by our Board of Directors will be voted for approval of the amendment, unless shareholders specify otherwise in their proxies.

PROPOSAL TO AMEND THE 2001 STOCK OPTION PLAN

FOR NON-EMPLOYEE DIRECTORS AND CONSULTANTS

(Item 3 on proxy card)

Our 2001 Stock Option Plan for Non-Employee Directors and Consultants was adopted by our Board of Directors and approved by our shareholders on June 7, 2001, and 600,000 shares of common stock are currently reserved for issuance. Our Board of Directors has adopted, subject to shareholder approval, an amendment to the 2001 Directors and Consultants Plan to increase the number of shares authorized for issuance thereunder from 600,000 shares to 1,600,000 shares, an increase of 1,000,000 shares. A copy of the 2001 Directors and Consultants Plan, incorporating all amendments made to date, including the amendment being submitted for shareholder approval, is attached as Exhibit B. As of May 14, 2004, there were 391,336 shares of common stock available for future option grants purchases under the 2001 Directors and Consultants Plan.

The increase in the number of authorized shares under the 2001 Directors and Consultants Plan is necessary to enable us to continue to issue options to our directors under our compensation plan for directors. The shareholders are being asked to approve this amendment to the 2001 Directors and Consultants Plan at the annual meeting.

Purpose

The intent of the 2001 Directors and Consultants Plan is to only compensate non-employee directors and/or consultants with non-qualified stock options. The purpose of the 2001 Directors and Consultants Plan is to promote the interests of our company and our shareholders by aiding us in attracting and retaining non-employee directors and/or consultants capable of contributing to the growth and success of, and providing strategic direction to our company, and by offering such non-employee directors and/or consultants an opportunity to acquire a proprietary interest in our company, thereby providing them with incentives to put forth maximum efforts for the success of our business and aligning the interests of such non-employee directors and/or consultants with those of our shareholders.

Eligibility and Administration

The 2001 Directors and Consultants Plan is administered by the Compensation Committee of our Board of Directors. All members of the Board of Directors who are not otherwise employees of our company or any of our subsidiaries are eligible to receive awards under the 2001 Directors and Consultants Plan. Awards are in the form of nonqualified stock options and may not have a term greater than 10 years.

Awards granted under the 2001 Directors and Consultants Plan for non-employee directors will be in the form of options to purchase our common stock and will be made each year as follows:

•	an option to purchase 5,000 shares to the Chairman of the Board;

•	an option to purchase 15,000 shares to each director;

•	an option to purchase 2,000 shares to the Chairman of the Audit Committee;

•	an option to purchase 1,000 shares to each member of a committee of the Board of Directors;

•	an option to purchase 2,000 shares to each director for each meeting of the Board of Directors attended in person;

•	an option to purchase 1,000 shares to each member of the Audit Committee for each meeting of such committee attended in person;

•	an option to purchase 500 shares for each telephonic meeting of the Board of Directors attended; and

•	an option to purchase 500 shares for each telephonic meeting of the Audit Committee attended.

All options granted pursuant to the plan above will have exercise prices equal to the market price of our common stock on the date of grant. Awards granted to consultants will be determined from time to time by the Compensation Committee. The Compensation Committee has the power to interpret and administer the 2001 Directors and Consultants Plan and establish rules under the 2001 Directors and Consultants Plan. Under the 2001 Directors and Consultants Plan, participants exercising options may surrender shares of our common stock (previously owned by the participant) to us in payment of the exercise price thereunder. In the event any dividend, distribution, recapitalization, stock split, merger, consolidation or other event occurs that affects the options granted under the 2001 Directors and Consultants Plan, the Compensation Committee may make such adjustments to awards under the 2001 Directors and Consultants Plan as it deems necessary to preserve the benefits intended under the 2001 Directors and Consultants Plan and such awards. Awards granted under the 2001 Directors and Consultants Plan are not transferable.

Termination

The 2001 Directors and Consultants Plan will expire on March 22, 2011, unless terminated earlier by our Board of Directors. No option may be granted after such termination, but termination of the 2001 Directors and Consultants Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option previously granted.

Federal Tax Considerations

The following is a summary of the principal United States of America federal income tax consequences generally applicable to options granted under the 2001 Directors and Consultants Plan:

Non-qualified Stock Options. No taxable income to a recipient will be realized, and we will not be entitled to any related deduction, at the time any non-qualified stock option is granted under the 2001 Directors and Consultants Plan. Generally, at the time shares are transferred to the recipient pursuant to the exercise of a non-qualified stock option, the recipient will realize ordinary income, and we will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be treated as a capital gain or loss.

Board Recommendation and Voting Requirements

Our Board recommends a vote FOR approval of the amendment to the 2001 Directors and Consultants plan. Provided a quorum is present, the affirmative vote of holders of a majority of the voting power of the outstanding shares of common stock entitled to vote on this item and present, in person or by proxy, at the annual meeting is required for approval of the amendment to increase the number of shares of common stock reserved for issuance under the 2001 Directors and Consultants Plan by 1,000,000. Proxies solicited by our Board of Directors will be voted for approval of the amendment, unless shareholders specify otherwise in their proxies.

PROPOSAL TO RATIFY THE APPOINTMENT

OF INDEPENDENT AUDITORS

(Item 4 on proxy card)

At the meeting, a vote will be taken on a proposal to ratify the appointment of KPMG LLP as our independent certified public accountants for the year ending December 31, 2004. KPMG LLP has audited our financial statements since 1995.

Representatives of KPMG LLP are expected to be present at the Annual Meeting of Shareholders to make a statement if they so desire and to respond to appropriate questions.

The affirmative vote of a majority of the outstanding shares of our common stock entitled to vote on this item and represented in person or by proxy at the Annual Meeting of Shareholders is necessary for approval of the selection of KPMG LLP as our independent certified public accountants.

Audit Fees

Aggregate fees billed to the Company by KPMG LLP during 2002 and 2003 for professional services rendered in connection with the audit of the Company’s annual financial statements and review of the financial statements included in the Company’s quarterly reports totaled $171,461 and $205,395, respectively.

Audit-Related Fees

Aggregate fees billed to the Company by KPMG LLP during 2002 and 2003 for audit-related services, consisting primarily of services related to private placements of convertible debentures and common stock and the filing of registration statements in connection with such placements, totaled $45,150 and $24,643, respectively.

Tax Fees

Aggregate fees billed to the Company by KPMG LLP during 2002 and 2003 for professional services rendered in connection with tax compliance, tax advice and tax planning totaled $25,450 and $16,500, respectively.

All Other Fees

All other fees billed to the Company by KPMG LLP during 2002 totaled $12,746 and consisted primarily of services related to financial information system design and implementation. There were no other fees billed to the Company by KPMG LLP in 2003.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy regarding pre-approval of non-audit services performed by the independent auditor. The Audit Committee’s pre-approval policy prohibits engaging the independent auditor to perform the following services:

•	bookkeeping or other services relating to the accounting records or financial statements,

•	financial information systems design and implementation,

•	appraisal and valuation services, fairness opinions or contribution-in-kind reports,

•	actuarial services,

•	internal audit outsourcing services,

•	management functions,

•	human resource services,

•	broker-dealer, investment advisor or investment banking services,

•	legal services, and

•	expert services unrelated to the audit.

The policy requires the pre-approval of the Audit Committee for all audit services, audit-related services, tax services and other services performed by the independent auditor. The policy contains lists of the above categories of services that the Audit Committee has pre-approved, subject to an annual aggregate dollar limit for each category. Any proposed services exceeding these limits require specific pre-approval by the Audit Committee. Services not listed in one of the above categories require specific pre-approval from the Audit Committee.

The policy permits the Audit Committee to delegate pre-approval authority to one or more members of the Audit Committee, provided that the member or members report to the entire Audit Committee pre-approval actions taken since the last Audit Committee meeting. The policy expressly prohibits delegation of pre-approval authority to management.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. The Audit Committee acts under a written charter that was first adopted and approved by our Board of Directors on June 12, 2000, and was amended and restated on April 6, 2004. A copy of this amended and restated charter is attached as Exhibit C. The Audit Committee consisted of Mr. Clark, Dr. Dro and Mr. Rejeange until Mr. Rejeange resigned from the Board of Directors in March 2003. In October 2003, Mr. Garrity joined the Audit Committee and was appointed Chairman on January 1, 2004. Management has the primary responsibility for the financial statements and the reporting process. Our independent certified public accountants are responsible for expressing an opinion on the conformity of our audited financial statements to accounting principles generally accepted in the United States of America.

In this context, the Audit Committee reviewed and discussed with management and the independent certified public accountants the audited financial statements for 2003. The Audit Committee discussed with the independent certified public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committee). In addition, the Audit Committee received from the independent certified public accountants the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from us and our management. The Audit Committee determined that the independent certified public accountants’ provision of information technology services and other non-audit services to our company is compatible with the certified public accountants’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in our company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Thomas Garrity Dr. Philippe Dro James Clark Members of the Audit Committee

Our Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent certified public accountants.

OTHER MATTERS

Solicitation

We will bear the cost of preparing, assembling and mailing the proxy card and proxy statement to our shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by us for their expenses in doing so. Proxies are being solicited primarily by mail, but our officers and directors may solicit proxies personally by telephone or special letter, but such persons will not receive compensation from us for doing so.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain officers and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such officers, directors and ten percent shareholders are also required by the SEC rules to furnish us with copies of all Section 16(a) reports they file.

Specific due dates for such reports have been established by the SEC and we are required to disclose in this Proxy Statement any failure to file reports by such dates. Due to an oversight, certain of our officers and directors filed late reports following the grant of common shares or options to such individuals. Philippe Dro, Peter Sadowski, Franklin Pass, John Gogol, Lawrence Christian, Jacques Gonella and Dario Carrara filed reports on December 30, 2003, for transactions occurring on September 17, 2003, and October 31, 2003; Anton Gueth and Thomas Garrity filed reports on January 2, 2004, for transactions occurring on October 31, 2003. Based solely on a review of the copies of such reports received by us or by written representations from certain reporting persons, we believe that during the year ended December 31, 2003, all remaining Section 16(a) filing requirements applicable to officers, directors and ten percent shareholders were met.

Shareholder Proposals

The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action, and are not properly omitted by company action in accordance with proxy rules. Shareholder proposals for our 2005 Annual Meeting of Shareholders must be prepared in accordance with the proxy rules and received by us on or before January 15, 2005, in order to be eligible for inclusion in our proxy materials.

Other Matters

Our Board of Directors does not intend to present at the Annual Meeting of Shareholders any matter not referred to above and does not presently know of any matters that may be presented to the special meeting by others. However, if other matters come before the Annual Meeting of Shareholders, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

Incorporation by Reference

This proxy statement incorporates by reference our Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 30, 2004, and enclosed herewith, which includes an audited consolidated balance sheet as of that date and related consolidated statements of operations, shareholders’ equity (deficit) and comprehensive loss and consolidated statements of cash flows, as well as other financial information relating to our operations. Also incorporated by reference is the Amended Form 10-K/A, filed with the Securities and Exchange Commission on May 4, 2004, and enclosed herewith.

EXHIBIT A

ANTARES PHARMA, INC.

2001 INCENTIVE STOCK OPTION PLAN FOR EMPLOYEES

Section 1. Purpose.

The purpose of this 2001 Incentive Stock Option Plan for Employees (the “Plan”) is to promote the interests of Antares Pharma, Inc. (the “Company”) and its shareholders by aiding the Company in attracting and retaining employees capable of contributing to the growth and success of the Company, and by offering such employees an opportunity to acquire a proprietary interest in the Company, thereby providing them with incentives to put forth maximum efforts for the success of the Company’s business and aligning the interests of such employees with those of the Company’s shareholders.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meaning set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Board of Directors.

(b) “Award” shall mean any Option granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(e) “Committee” shall mean the a committee of the Board of Directors of the Company to whom the powers and duties of such Board of Directors under the Plan may be delegated pursuant to Section 3(b) hereof, which shall consist of members appointed from time to time by the Board of Directors and shall be composed solely of two or more directors, each of whom is an “outside director” within the meaning of Section 162(m) of the Code to the extent required by such Section.

(f) “Company” shall mean Antares Pharma, Inc., a Minnesota corporation, and any successor corporation.

(g) “Eligible Person” shall mean any employee or officer providing services to the Company or any Affiliate.

(h) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as the Board of Directors shall establish in good faith from time to time. Where there is a public market for the Shares, the fair market value per Share on a given date shall be the closing price of a Share in the over-the-counter market on such date, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by The Nasdaq Stock Market (“Nasdaq”)) or, in the event the Shares are traded on the Nasdaq National Market, SmallCap Market or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or exchange on such date, as reported in The Wall Street Journal; if such market or exchange is not open for trading on such date, the Fair Market Value shall be determined as of the closest preceding date when such market or exchange was open for trading.

(j) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(k) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to meet the requirements of Section 422 of the Code or any successor provision.

(l) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(m) “Participant” shall mean an Eligible Person whom the Board of Directors designates to receive an Award under the Plan.

(n) “Person” shall mean any individual, corporation, partnership, association or trust.

(o) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(p) “Shares” shall mean shares of Common Stock, $.01 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

Section 3. Administration.

(a) Administration by the Board of Directors. The Plan shall be administered by the Board of Directors of the Company, with or without the advice of a Committee. Subject to the express provisions of the Plan and to applicable law, the Board of Directors shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participants under the Plan; (iii) determine the number of Shares to be covered by each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options; (vi) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (vii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Board of Directors deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Board of Directors, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

(b) Delegation to Committee. Notwithstanding anything to the contrary contained herein, the Board of Directors may, at any time and from time to time, delegate its powers and duties hereunder to a Committee solely for purposes of complying with Section 162(m) of the Code.

(c) References to Board of Directors. Unless stated to the contrary, as used herein, references to the Board of Directors shall mean the Committee to whom the Board of Directors has delegated its powers and duties in the event such powers and duties have been so delegated.

Section 4. Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(c), the aggregate number of Shares which may be issued under all Awards under the Plan shall be 4,000,000. Shares to be issued under the Plan shall be authorized but previously unissued. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

(b) Accounting for Awards. For purpose of this Section 4, if an Award entitles the holder thereof to purchase Shares, the number of Shares covered by such Award shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(c) Adjustments. In the event that the Board of Directors shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Board of Directors to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board of Directors shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards; (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

Section 5. Eligibility.

Any employee, including any employee who is an officer of the Company or any Affiliate, shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Board of Directors may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Board of Directors, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards.

(a) Options. The Board of Directors is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Board of Directors shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Board of Directors; provided, however, that such price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii) Option Term. The term of each Option shall be fixed by the Board of Directors; provided, however, that the term of an Incentive Stock Option may not extend more than ten years from the date of grant of such Incentive Stock Option. Provided, further, that the Board of Directors shall be under no duty to provide terms of like duration for Awards granted under the Plan.

(iii) Time and Method of Exercise. The Board of Directors shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, previously owned Shares, Shares issuable upon exercise of the Award or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv) Certain Options to be Treated as Non-Qualified Stock Options. If the aggregate Fair Market Value of all Shares subject to Incentive Stock Options granted to a Participant under all plans of the Company and its parent and subsidiary corporations (as described in Section 422(d) of the Code) that are exercisable for the first time during any calendar year exceeds $100,000 at the time an Option is granted to such Participant, then such Option shall be treated as an Option that does not qualify as an Incentive Stock Option.

(v) Ten Percent Shareholder Rule. Notwithstanding any other provision in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan to a Participant who owns, directly or indirectly (within the meaning of Section 424(d) of the Code), Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary, then any Incentive Stock Option to be granted to such Participant pursuant to the Plan shall satisfy the requirements of Section 422(c)(5) of the Code, and the exercise price of such Option shall be not less than 110% of the Fair Market Value of the Shares covered, and such Option by its terms shall not be exercisable after the expiration of five years from the date such Option is granted.

(vi) Option Limitations Under the Plan. No Eligible Person who is an employee of the Company at the time of grant may be granted any Option covering more than 500,000 Shares in the aggregate in any calendar year. The foregoing annual limitation shall apply to the extent required by Section 162(m) of the Code to qualify the Option as “qualified performance-based compensation” within the meaning of such Section.

(vii) Foreign Jurisdictions. The Board of Directors may adopt, amend, and terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of any foreign jurisdiction to Eligible Persons who are subject to such laws and who receive Options under the Plan.

(b) General.

(i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii) Grant of Additional Awards. An Eligible Person who has been granted an Award under this Plan may be granted additional Awards under the Plan if the Board of Directors shall so determine.

(iii) Limits on Transfer of Awards. No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(iv) Restrictions; Securities Exchange Listing. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board of Directors may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Board of Directors may cause a legend or legends to be placed on any such certificate to make appropriate reference to such restrictions. If the Shares or other securities are quoted on Nasdaq, traded on the Nasdaq National Market, SmallCap Market or listed on a stock exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for quotation or trading the Nasdaq National Market, SmallCap Market or such stock exchange.

Section 7. Income Tax Withholding.

In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, all of which are and shall remain the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise of an Award, the Board of Directors, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise of such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise of such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 8. General Provisions.

(a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee or director of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment or directorship at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment or directorship free from any liability or any claim under the Plan, except as otherwise expressly provided in the Plan or in any Award Agreement.

(e) Governing Law. The validity, construction and effect of the Plan or of any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

(f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Board of Directors, such provision shall be construed or deemed amended to conform to applicable law, or if it cannot be so construed or deemed amended without, in the determination of the Board of Directors, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Board of Directors shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

Section 9. Amendment and Termination; Adjustments.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval, would:

(i) violate the rules or regulations of Nasdaq National Market, SmallCap market or any stock exchange that are applicable to the Company; or

(ii) cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

(b) Amendments to Awards. The Board of Directors may waive any conditions or rights of the Company under any outstanding Award, prospectively or retroactively. The Board of Directors may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise provided herein or in the Award Agreement.

(c) Correction of Defects, Omissions and Inconsistencies. The Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 10. Effective Date; Term.

(a) Effective Date. The Plan shall be effective as of January 31, 2001 (the “Effective Date”); provided, however, that if the Company’s shareholders do not approve the Plan at the next meeting of Shareholders, the Plan shall be null and void and all Awards granted prior to the date of such Special Meeting shall be of no force or effect, and provided further, that no Incentive Stock Option may be granted before March 22, 2001, the date that the Plan was approved by the Board.

(b) Term. Awards shall be granted under the Plan only during a 10-year period beginning on the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, however, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Board of Directors provided for hereunder, shall extend beyond the termination of the Plan.

Section 11. Notice.

All notices to the Company regarding the Plan shall be in writing, effective as of actual receipt by the Company, and shall be sent to

ANTARES PHARMA, INC.

707 Eagleview Boulevard, Suite 414

Exton, PA 19341

Attn: Chief Financial Officer

EXHIBIT B

ANTARES PHARMA, INC.

2001 STOCK OPTION PLAN

FOR NON-EMPLOYEE DIRECTORS AND CONSULTANTS

1.	Purpose of Plan

This plan shall be known as the “Antares Pharma, Inc. 2001 Stock Option Plan For Non-Employee Directors and Consultants” and is hereinafter referred to as the “Plan.” The purpose of the Plan is to promote the interests of Antares Pharma, Inc., a Minnesota corporation (the “Company”), by enhancing its ability to attract and retain the services of experienced and knowledgeable non-employee directors and consultants and by providing additional incentive for such directors to increase their interest in the Company’s long-term success and progress. Options granted under this Plan shall be nonqualified stock options which do not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	Stock Subject to Plan

Subject to the provisions of Section 10 hereof, the stock subject to options under the Plan shall be authorized but unissued shares of the Company’s common stock, $.01 par value per share (the “Common Stock”). Subject to the adjustment as provided in Section 10 hereof, the maximum number of shares for which options may be exercised under this Plan shall be 1,600,000 shares. If an option under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options thereafter granted during the term of the Plan.

3.	Administration of Plan

The Plan shall be administered by a committee composed of members of the Board of Directors of the Company (the “Committee”). The Committee shall have plenary authority in its discretion, subject to the express provisions of this Plan including the restrictions contained in Section 11 below, to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations on the foregoing matters shall be final and conclusive.

4.	Eligibility

(a) Each director of the Company who is not otherwise an employee of the Company or any subsidiary of the Company (an “Eligible Director”) shall be eligible to participate in the Plan. Any consultant to the Company, who is not also an employee of the Company may be designated a participant in the Plan by the Board of Directors. All Awards under the plan shall be made at the discretion of the Committee.

5.	Price

The option price for all options granted under the Plan shall be the Fair Market Value of the shares covered by the option on the date the option is granted. For purposes of this Plan, “Fair Market Value” shall mean the fair market value of the shares determined by such methods or procedures as the Board of Directors shall establish in good faith from time to time. Where there is a public market for the shares, the Fair Market Value per share on a given date shall be the closing price of a share in the over-the-counter market on such date, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by The Nasdaq Stock Market (“Nasdaq”)) or, in the event the shares are traded on the Nasdaq National Market, SmallCap Market or listed on a stock exchange, the Fair Market Value per share shall be the closing price on such system or exchange on such date, as reported in The Wall Street Journal; if such market or exchange is not open for trading on such date, the Fair Market Value shall be determined as of the closest preceding date when such market or exchange was open for trading.

6.	Terms of Awards

Each option shall, subject to the provisions of Section 8 hereof, expire 10 years from the date on which the option was granted. Each option shall be subject to such other terms as established at the time of the Award and as set forth in an Award agreement.

7.	Time and Method of Exercise.

(a) The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, previously owned Shares, Shares issuable upon exercise of the Award or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(b) The exercise of any option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. An optionee desiring to exercise an option may be required by the Company, as a condition of the effectiveness of any exercise of an option granted hereunder, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held for his or her own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state securities laws.

(c) An optionee electing to exercise an option shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to the Company either (i) in cash (including check, bank draft or money order), or (ii) by delivering the Company’s Common Stock already owned by the optionee having a Fair Market Value on the date of exercise equal to the full purchase price of the shares, or (iii) by any combination of cash and the method specified in (ii) of this sentence. For purposes of the preceding sentence, the Fair Market Value of Common Stock tendered shall be determined as provided in Section 5 hereof as of the date of exercise. Until such person has been issued a certificate or certificates for the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.

8.	Effect of Termination of Services or Death or Disability

(a) In the event that an optionee who is a member of the Board of Directors of the Company or its subsidiaries shall resign or be removed without cause, and shall not after such resignation or removal perform services for the Company as an employee or consultant, such optionee shall have the right to exercise options received for services as a member of the Board of Directors for a period of one hundred twenty (120) days after such resignation or removal to the extent of the full number of shares he or she was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

(b) In the event that an optionee who is a member of the Board of Directors of the Company or its subsidiaries shall resign or be removed without cause, and shall after such resignation or removal perform services for the Company as an employee or consultant, such optionee shall have the right to exercise options received for services as a member of the Board of Directors for a period of ninety (90) days after the cessation of all services with the Company and its subsidiaries to the extent of the full number of shares he or she was entitled to purchase under the option on the date of cessation, subject to the condition that no option shall be exercisable after the expiration of the term of the option. Provided, however, that all options of such optionee who is removed or terminated for cause shall expire on the date of removal or termination.

(c) In the event that an optionee shall resign or be terminated without cause as a consultant to the Company or its subsidiaries, such optionee shall have the right to exercise options received for services as a consultant for a period of ninety (90) days after such resignation or termination to the extent of the full number of shares he or she was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

(d) In the event that an optionee shall die or become disabled (such death or disability occurring while a Director or consultant to the Company), such optionee (or such optionee’s guardian, administrators or personal representative) shall have the right to exercise the option for a period of one year after the date of such death or disability to the extent of the full number of shares he or she was entitled to purchase under the option on the date of death or disability, subject to the condition that no option shall be exercisable after the expiration of the term of the option. Disability shall be determined by the Board of Directors of the Company.

(e) In the event that an optionee shall cease to be a Director of or consultant to the Company by reason of his or her gross and willful misconduct during the course of his or her service to the Company, including but not limited to wrongful appropriation of funds of the Company, or the commission of a gross misdemeanor or felony, the option shall be terminated as of the date of the misconduct.

(f) Nothing in this Plan or in any agreement hereunder shall confer on any optionee any right to continue as a Director of or consultant to the Company or affect in any way any legal rights with respect to termination of such directorship or consultant relationship or removal of such optionee as a Director.

9.	Non-Transferability

No option granted under the Plan shall be transferable by an optionee, otherwise than by will or the laws of descent or distribution. Except as provided in Section 8 herein with respect to disability of the optionee, during the lifetime of an optionee, the option shall be exercisable only by such optionee.

10.	Dilution or Other Adjustments

If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding Options shall be made. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares subject to outstanding options and the exercise prices thereof in order to prevent dilution or enlargement of option rights.

11.	Amendment or Discontinuance of Plan

The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan. The Board of Directors may waive any conditions or rights of the Company under any outstanding Option award, prospectively or retroactively. The Board of Directors may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise provided herein or in the Award Agreement. The Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

12.	Effective Date and Termination of Plan

(a) The Plan was approved by the Board of Directors on March 22, 2001, and shall be effective from January 31, 2001, subject to the approval by shareholders of the Company. In the event shareholder approval is not obtained, this Plan shall be of no force or effect, and any option previously granted hereunder shall terminate. The Plan shall be submitted for approval to shareholders of the Company within 12 months of the effective date.

(b) Unless the Plan shall have been discontinued as provided in Section 11 hereof, the Plan shall terminate on March 22, 2011. No option may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.

13.	Governing Law

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Minnesota and construed accordingly.

EXHIBIT C

ANTARES PHARMA, INC.

FIRST AMENDED AND RESTATED CHARTER

OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Adopted by the Board of Directors on April 6, 2004

I. Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	oversee the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

•	oversee the independence and performance of the Company’s independent auditors; and

•	oversee compliance with legal and regulatory requirements.

II. Outside Advisors

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

III. Audit Committee Composition and Meetings

Audit Committee members shall be appointed by and any vacancies filled by the Board of Directors in accordance with the Bylaws of the Company. Audit Committee members must satisfy the independence, experience and financial expertise requirements referred to below. Unless a Chair is elected by the Board of Directors, the Audit Committee shall designate its chair by a majority vote of the committee. Directors’ fees are the only compensation that an Audit Committee member may receive from the Company.

The Audit Committee shall be comprised of three or more directors, each of whom, as determined by the Board of Directors, shall satisfy all applicable independence, experience and financial expertise requirements of the Nasdaq Stock Market (under the Marketplace Rules of the National Association of Securities Dealers) and the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. All Audit Committee members must be able to read and understand fundamental financial statements at the time of their appointment, and at least one member of the Audit Committee must be an “audit committee financial expert,” as that term is defined in Item 401 of the Securities and Exchange Commission’s Regulation S-K.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in separate executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. The Audit Committee shall maintain minutes of its meetings and shall make regular reports to the Board of Directors.

IV. Audit Committee Responsibilities and Duties

Review Procedures

1. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board of Directors for approval. The Audit Committee shall submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the Company’s annual audited financial statements with management and the independent auditors prior to filing or distribution. This review should include review of the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, significant issues and judgments regarding accounting and auditing principles and practices, and the effect of regulation and accounting initiatives on the Company’s financial statements. Following this review, the Audit Committee shall recommend to the Board of Directors whether the financial statements should be included in the Annual Report on Form 10-K. The Audit Committee shall also annually prepare a report to shareholders as required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement, if necessary. The Audit Committee’s review of the annual audited financial statements shall include a review of any transactions as to which management obtained a letter pursuant to Statement on Accounting Standards No. 50.

3. Review the adequacy and effectiveness of the Company’s internal controls, including any significant deficiencies in internal controls and any significant changes in such controls reported to the Audit Committee by the independent auditors, an internal auditor or management, and review the adequacy and effectiveness of the Company’s disclosure controls and procedures. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures.

4. Review with financial management and the independent auditors the results of the independent auditor’s review of the quarterly financial statements, including significant accounting or disclosure issues, prior to filing Quarterly Reports on Form 10-Q with the SEC. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Accounting Standards No. 61.

5. Discuss with management the Company’s earnings press releases and corporate policies with respect to earnings releases and financial information and earnings guidance provided to analysts and rating agencies.

6. Review stock exchange or inter-dealer quotation system certifications, proxy statement disclosures and other filings relating to the Audit Committee or its activities.

7. Review disclosures made by the Company’s principal executive officer and principal financial officer regarding compliance with the certification obligations required by the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company’s disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

Independent Auditors

8. The Audit Committee shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditors for the purpose of preparing and issuing an audit report or related work. In this regard, the Audit Committee shall appoint and retain, compensate, evaluate, and terminate when appropriate, the independent auditors, who shall report directly to the Audit Committee. The Audit Committee shall pre-approve all audit engagement fees and terms and pre-approve any other significant compensation to be paid to the independent auditors. The Audit Committee shall review annually with the Company’s independent auditors and management the scope and general extent of the proposed audit, and the audit procedures to be utilized. The Audit Committee shall also approve the retention of the independent auditors for any non-audit service and the fee for such service.

9. Review at least annually and discuss with the independent auditors the auditors’ report regarding its independence. This review includes ensuring that any relevant matters relating to the independent auditors’ objectivity and independence are discussed, and, if required, making recommendations to the Board of Directors regarding appropriate action to address the Company’s independent auditors’ independence. The Audit Committee shall also review and oversee the experience and qualifications of the senior members of the independent auditors’ team and the quality control procedures of the independent auditors.

10. Establish policies for hiring employees and former employees of the independent auditors.

11. Review with the independent auditors the results of the annual audit examination and any issues the auditor may have encountered in the course of its audit work and management’s response. This review should include, among other things, any management letter, any restrictions on the scope of activities or access to required information, and changes required in the planned scope of the audit.

12. Review any and all reports to management by the Company’s independent auditors, including management’s responses thereto, if any, including reports mandated by Section 10A of the Securities Exchange Act of 1934, and obtain from the Company’s independent auditors any information with respect to illegal acts in accordance with Section 10A.

Other Audit Committee Responsibilities

13. In accordance with the Company’s Code of Business Conduct and Ethics, establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

14. Review with the Company’s counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

15. Review candidates for the positions of chief financial officer and controller of the Company.

16. Review the Audit Committee’s own performance annually and perform any other activities consistent with this Charter, the Company’s bylaws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the Audit Committee’s duty to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the Company’s independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the Company’s independent auditors or to assure compliance with laws and regulations.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH BELOW AND THE PROXIES WILL BE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING

The Board of Directors recommends that you vote “for” the proposals below.

1. To elect three members to the Board of Directors:
			☐ Vote FOR all (except as marked)	☐ Vote WITHHELD from all nominees
Nominees: 01 Dr. Jacques Gonella	02 Thomas J. Garrity	03 Dr. Rajesh Shrotriya

(Instruction: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

ò Please fold here ò

2. To amend the Company’s 2001 Incentive Stock Option Plan for Employees to increase the number of shares authorized thereunder from 2,000,000 to 4,000,000.	☐ For	☐ Against	☐ Abstain

3. To amend the Company’s 2001 Stock Option Plan for Non-Employee Directors and Consultants to increase the number of shares authorized thereunder from 600,000 to 1,600,000.	☐ For	☐ Against	☐ Abstain

4. To ratify and approve the appointment of KPMG LLP as the Company’s independent auditors for the Company’s fiscal year ending December 31, 2004.	☐ For	☐ Against	☐ Abstain

5. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box	☐
Indicate change below:
Dated: ______________________________, 2004

Signature(s) in Box

PLEASE SIGN exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

ANTARES PHARMA, INC.

707 Eagleview Boulevard, Suite 414

Exton, PA 19341

Annual Meeting of Shareholders

June 22, 2004

10:30 A.M. ET

Helmsley Park Lane Hotel

36 Central Park South

New York, NY 10019

Antares Pharma, Inc.

707 Eagleview Boulevard, Suite 414, Exton, PA 19341	proxy

Annual Meeting of Shareholders to be held on June 22, 2004.

This Proxy is solicited on behalf of the Board of Directors.

Please mark, sign, date and return in the enclosed envelope.

By signing the proxy, you revoke all prior proxies and appoint DR. ROGER G. HARRISON and LAWRENCE M. CHRISTIAN, or either one of them, as Proxies, each with the power to appoint his substitute and to act without the other, and authorize each of them to represent and to vote, as designated herein, all shares of common stock of Antares Pharma, Inc., held of record by the undersigned on April 23, 2004, at the Annual Meeting of Shareholders of the Company to be held on June 22, 2004, or any adjournment thereof.

See reverse for voting instructions.